EXHIBIT 23.(a)
[DELOITTE & TOUCHE LLP LETTER HEAD]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Margo Caribe, Inc. on Form S-8 No. 333-56919 of our report dated March 19, 1999 (March 24, 1999 as to Note 22 to the financial statements) appearing in the Annual Report on Form 10-K for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
San Juan, Puerto Rico
March 30, 1999